Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

DigitalOptics Corporation MEMS, a Delaware corporation

DigitalOptics Corporation, a Delaware corporation

DLLNI LIMITED, a company organized under the laws of England and Wales

DTS (Asia) Limited, a company organized under the laws of Hong Kong

DTS (Asia) Limited, Korea Branch (S. Korea)

DTS (BVI) AZ Research Limited, a company organized under the laws of the British Virgin Islands

DTS (BVI) Limited, a company organized under the laws of British Virgin Islands

DTS Asia Limited Taiwan Branch (Taiwan)

DTS China Holding Limited, a company organized under the laws of British Virgin Islands

DTS China Licensing (Hong Kong) Ltd., a company organized under the laws of Hong Kong

DTS International Services GmbH (Germany)

dts Japan KK, a company organized under the laws of Japan

DTS Licensing Limited, an Irish limited corporation

DTS, Inc., a Delaware corporation

FotoNation Corporation, a Delaware corporation

FotoNation Limited, an Irish limited corporation

FotoNation SRL, a Romanian limited liability corporation

Guangzhou DTS Digital Theater Systems, Co. Ltd., a company organized under the People’s Republic of China

iBiquity Digital Corporation, a Delaware corporation

iBiquity Digital, S. de R.L. de C.V., a company organized under the laws of Mexico

Invensas Bonding Technologies Inc. [f/k/a Ziptronix, Inc.] a Delaware corporation

Invensas Corporation, a Delaware corporation

Manzanita Systems, LLC, a California limited liability company

Phorus, Inc., a Delaware corporation

Tessera Advanced Technologies, Inc., a Delaware corporation

Tessera Intellectual Property Corp., a Delaware corporation

Tessera Technologies, Inc., a Delaware corporation

Tessera, Inc., a Delaware corporation

Xperi Canada Corporation, incorporated under the laws of Canada

Perceive Canada Corporation, incorporated under the laws of Canada

Perceive Corporation, a Delaware Corporation

Xcelsis Corporation, a Delaware Corporation

The names of other subsidiaries are omitted.  Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.